                                AMENDED AND RESTATED

                          SERVICE PLAN AND AGREEMENT

                                     with

                      OppenheimerFunds Distributor, Inc.

                            For Class A Shares of

                   Oppenheimer AMT-Free New York Municipals

This Amended and Restated  SERVICE  PLAN AND  AGREEMENT  (the "Plan") is dated as of the  15th  day of  April,  2004,  by  and  between  Oppenheimer  AMT-Free  New  York
Municipals  (the "Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.    The  Plan.  This  Plan is the  Fund's  written  service  plan for its  Class A
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Shares  described  in the  Fund's  registration  statement  as of the date this Plan takes effect,  contemplated  by and to comply with Rule 2830 of the Conduct Rules of the National  Association of Securities  Dealers,  Inc.,  pursuant to which the Fund will  reimburse the  Distributor  for a portion of its costs  incurred in connection with the personal service and maintenance of shareholder accounts  ("Accounts") that hold  Class A Shares  (the  "Shares")  of the  Fund.  The Fund may be  deemed  to be acting as  distributor  of  securities  of which it is the issuer,  pursuant to Rule
12b-1 under the  Investment  Company Act of 1940 (the "1940 Act"),  according to the
terms  of  this  Plan.  The  Distributor  is  authorized   under  the  Plan  to  pay
"Recipients,"  as  hereinafter   defined,   for  rendering   services  and  for  the
maintenance  of Accounts.  Such  Recipients  are intended to have certain  rights as third-party beneficiaries under this Plan.

2.    Definitions.  As used  in this  Plan,  the  following  terms  shall  have  the
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following meanings:

      (a)   "Recipient"  shall mean any broker,  dealer,  bank or other  institution which:  (i) has rendered  services in connection with the personal service and maintenance of Accounts;  (ii) shall furnish the Distributor (on behalf of the
      Fund) with such  information as the Distributor  shall  reasonably  request to answer such  questions as may arise  concerning  such  service;  and (iii) has been  selected  by  the  Distributor  to  receive  payments  under  the  Plan.
      Notwithstanding  the  foregoing,  a majority  of the Fund's  Board of Trustees
      (the  "Board") who are not  "interested  persons" (as defined in the 1940 Act)
      and who have no direct or  indirect  financial  interest in the  operation  of this  Plan or in any  agreements  relating  to  this  Plan  (the  "Independent
      Trustees")  may remove any  broker,  dealer,  bank or other  institution  as a
      Recipient,  whereupon such entity's rights as a third-party beneficiary hereof shall terminate.

      (b)   "Qualified  Holdings" shall mean, as to any Recipient,  all Shares owned beneficially  or of record by: (i) such  Recipient,  or (ii) such brokerage or other  customers,  or investment  advisory or other clients of such  Recipient and/or  accounts as to which such  Recipient  is a fiduciary  or  custodian or co-fiduciary or co-custodian (collectively,  the "Customers"), but in no event shall any such Shares be deemed owned by more than one  Recipient for purposes of this  Plan.  In the event  that two  entities  would  otherwise  qualify as
      Recipients as to the same Shares,  the Recipient which is the dealer of record on the  Fund's  books  shall be deemed  the  Recipient  as to such  Shares for purposes of this Plan.

3.    Payments.
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      (a)   Under the Plan, the Fund will make payments to the  Distributor,  within forty-five  (45) days of the end of each  calendar  quarter,  in the amount of the  lesser  of:  (i)  0.25% on an  annual  basis of the  average  during  the calendar  quarter of the aggregate net asset value of the Shares,  computed as of the close of each business day, or (ii) the  Distributor's  actual expenses under  the  Plan  for  that  quarter  of  the  type  approved  by  the  Board.
      Notwithstanding  the  foregoing,  the  Fund  will  not  make  payments  to the
      Distributor in excess of the amount the  Distributor  pays to Recipients.  The
      Distributor  will use  such fee  received  from  the Fund in its  entirety  to reimburse  itself for payments to  Recipients  and for its other  expenditures and costs of the type approved by the Board  incurred in  connection  with the personal  service and maintenance of Accounts  including,  but not limited to, the services  described in the following  paragraph.  The Distributor may make
      Plan payments to any  "affiliated  person" (as defined in the 1940 Act) of the
      Distributor if such affiliated person qualifies as a Recipient.

            The  services  to be  rendered  by the  Distributor  and  Recipients  in connection  with the  personal  service and the  maintenance  of Accounts  may include,  but  shall not be  limited  to,  the  following:  answering  routine inquiries from the Recipient's  customers  concerning the Fund, providing such customers  with  information on their  investment in Shares,  assisting in the establishment  and maintenance of accounts or sub-accounts in the Fund, making the Fund's  investment  plans and  dividend  payment  options  available,  and providing  such  other  information  and  customer  liaison  services  and the maintenance  of  Accounts  as the  Distributor  or  the  Fund  may  reasonably
      request.   It  may  be  presumed  that  a  Recipient  has  provided   services
      qualifying  for  compensation  under the Plan if it has Qualified  Holdings of
      Shares to  entitle it to  payments  under the Plan.  In the event that  either
      the   Distributor   or  the  Board   should  have  reason  to  believe   that,
      notwithstanding  the  level of  Qualified  Holdings,  a  Recipient  may not be rendering  appropriate services,  then the Distributor,  at the request of the
      Board,  shall  require  the  Recipient  to  provide a written  report or other information  to verify that said Recipient is providing  appropriate  services in this  regard.  If the  Distributor  still  is not  satisfied,  it may  take appropriate steps to terminate the Recipient's  status as such under the Plan, whereupon such entity's  rights as a third-party  beneficiary  hereunder shall terminate.

            Payments  received by the Distributor  from the Fund under the Plan will not be used to pay any interest  expense,  carrying charges or other financial costs, or allocation of overhead by the Distributor,  or for any other purpose other than for the payments  described  in this Section 3. The amount  payable
      to  the  Distributor   each  quarter  will  be  reduced  to  the  extent  that
      reimbursement  payments  otherwise  permissible  under  the Plan have not been authorized by the Board for that quarter.  Any unreimbursed  expenses incurred for any quarter by the Distributor may not be recovered in later periods.

(b)   The  Distributor  shall  make  payments  to any  Recipient  quarterly,  within forty-five  (45) days of the end of each  calendar  quarter,  at a rate not to exceed 0.25% on an annual basis of the average during the calendar  quarter of the aggregate  net asset value of the Shares  computed as of the close of each business day, of Qualified  Holdings  owned  beneficially  or of record by the
      Recipient or by its  Customers.  However,  no such  payments  shall be made to any  Recipient  for any such  quarter in which its  Qualified  Holdings do not equal or exceed,  at the end of such  quarter,  the minimum  amount  ("Minimum
      Qualified  Holdings"),  if any,  to be set from time to time by a majority  of the Independent Trustees.

            Alternatively,  the  Distributor  may,  at its  sole  option,  make  the following service fee payments to any Recipient  quarterly,  within forty-five
      (45)  days of the end of each  calendar  quarter:  (A)  "Advance  Service  Fee
      Payments"  at a rate not to exceed  0.25% of the average  during the  calendar quarter of the aggregate  net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting Qualified Holdings, sold by the Recipient during that quarter and owned  beneficially or of record by the Recipient or by its Customers,  plus (B) service fee payments at a rate not to exceed  0.25% on an annual  basis of the  average  during the  calendar quarter of the aggregate  net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings owned beneficially or of record by the  Recipient or by its  Customers for a period of more than one
      (1) year. At the Distributor's  sole option,  Advance Service Fee Payments may be made more often than  quarterly,  and sooner  than the end of the  calendar quarter.  In the event Shares are  redeemed  less than one year after the date such  Shares  were sold,  the  Recipient  is  obligated  to and will repay the
      Distributor  on  demand  a pro  rata  portion  of  such  Advance  Service  Fee
      Payments,  based on the  ratio of the time  such  Shares  were held to one (1)
      year.

            A majority of the  Independent  Trustees may at any time or from time to time  increase or decrease and  thereafter  adjust the rate of fees to be paid to the  Distributor or to any Recipient,  but not to exceed the rate set forth above, and/or increase or decrease the number of shares  constituting  Minimum
      Qualified  Holdings.  The  Distributor  shall  notify  all  Recipients  of the
      Minimum Qualified  Holdings and the rate of payments  hereunder  applicable to
      Recipients,  and shall  provide  each  Recipient  with written  notice  within thirty  (30) days  after any  change in these  provisions.  Inclusion  of such provisions  or a change in such  provisions  in a revised  current  prospectus shall constitute sufficient notice.

      (c)   Under  the  Plan,   payments   may  be  made  to   Recipients:   (i)  by
      OppenheimerFunds,  Inc.  ("OFI")  from its own  resources  (which may  include profits  derived from the advisory fee it receives from the Fund),  or (ii) by the Distributor (a subsidiary of OFI), from its own resources.

4.    Selection  and  Nomination  of  Trustees.  While this Plan is in  effect,  the
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selection  or  replacement  of  Independent  Trustees  and the  nomination  of those persons to be  Trustees  of the Fund who are not  "interested  persons"  of the Fund shall be committed to the  discretion of the  Independent  Trustees.  Nothing herein shall prevent the Independent  Trustees from soliciting the views or the involvement of  others  in such  selection  or  nomination  if the  final  decision  on any such selection  and  nomination  is approved by a majority of the  incumbent  Independent
Trustees.

5.    Reports.  While  this  Plan is in  effect,  the  Treasurer  of the Fund  shall
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provide at least  quarterly  a written  report to the Fund's  Board for its  review, detailing  the  aggregate  amount of  payments  made  pursuant  to this Plan and the purposes  for which the  payments  were made.  The report  shall  state  whether all provisions  of  Section  3 of this Plan have been  complied  with.  The  Distributor shall annually  certify to the Board the amount of its total expenses  incurred that
year  with  respect  to  the  personal   service  and  maintenance  of  Accounts  in
conjunction with the Board's annual review of the continuation of the Plan.

6.    Related  Agreements.  Any  agreement  related to this Plan shall be in writing
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and shall provide that:  (i) such  agreement may be terminated at any time,  without payment of any penalty,  by vote of a majority of the  Independent  Trustees or by a vote of the  holders  of a  "majority"  (as  defined  in the 1940 Act) of the Fund's outstanding  voting  securities  of the Class,  on not more than sixty days  written notice to any other party to the agreement;  (ii) such agreement shall automatically terminate in the event of its  "assignment"  (as defined in the 1940 Act);  (iii) it shall go into  effect  when  approved  by a vote of the  Board  and its  Independent
Trustees  cast in person  at a  meeting  called  for the  purpose  of voting on such agreement;  and (iv) it shall,  unless  terminated as herein  provided,  continue in effect from year to year only so long as such  continuance is specifically  approved at least  annually  by the Board and its  Independent  Trustees  cast in person at a meeting called for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination  and Amendment.  This Plan has been
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approved by a vote of the  Independent  Trustees cast in person at a meeting  called on April 15,  2004,  for the purpose of voting on this Plan.  Unless  terminated  as hereinafter  provided,  it shall  continue in effect  until  renewed by the Board in accordance  with the Rule and  thereafter  from  year to year  thereafter  or as the
Board may  otherwise  determine  only so long as such  continuance  is  specifically approved at least annually by the Board and its Independent  Trustees by a vote cast in person at a meeting  called for the purpose of voting on such  continuance.  This
Plan  may be  terminated  at any  time  by  vote of a  majority  of the  Independent
Trustees or by the vote of the holders of a "majority"  (as defined in the 1940 Act)
of the  Fund's  outstanding  voting  securities  of  Class A.  This  Plan may not be amended to increase  materially  the amount of payments to be made without  approval of the  Class A  Shareholders,  in the  manner  described  above,  and all  material amendments must be approved by a vote of the Board and of the Independent Trustees.

8.    Disclaimer of Shareholder and Trustee Liability.  The Distributor  understands
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that the  obligations  of the Fund under this Plan are not binding  upon any Trustee or  shareholder  of the  Fund  personally,  but bind  only  the Fund and the  Fund's property.  The  Distributor  represents  that it has notice of the provisions of the
Declaration of Trust of the Fund disclaiming  shareholder and Trustee  liability for acts or obligations of the Fund.

                              Oppenheimer AMT-Free New York Municipals

                              By:   /s/Robert G. Zack
                                    ------------------------
                                     Robert G. Zack, Secretary

                              OppenheimerFunds Distributor, Inc.

                                          By:   /s/James H. Ruff
                                                ------------------------
                                     James H. Ruff
                                     President